SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant  [x]
Filed by the party other than the registrant  [  ]


Check the appropriate box:
[  ]  Preliminary proxy statement
[x ]  Definitive proxy statement
[  ]  Definitive additional materials
[  ]  Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12


                                 Videonics, Inc.
                                 --------------
                (Name of Registrant as Specified in Its Charter)


                                 Videonics, Inc.
                                 --------------
                   (Name of Person (s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
[ x]  $125 per Exchange Act Rule 0-11 (c) (1) (ii), 14a-6(i) (1) or 14a-
       6j (2)
[  ]  $500 per each party to the controversy pursuant to Exchange
       Act Rule 14a-6 (I) (3)
[  ]  Fee computed on table below per Exchange Act Rules 14a-
       6(i) (45) and 0-11

(1)  Title of each class of securities to which transaction applies:
______________________________________________________________________________

(2)  Aggregate number of securities to which tranactions applies:
______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
______________________________________________________________________________

(4)  Proposed maximum aggregrate value of transaction:
______________________________________________________________________________

                                VIDEONICS, INC.
                                ----------------


                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Videonics, Inc., a California corporation (the "Company"), will be held at 1370 Dell Avenue, Campbell, California 95008 at 4:00 p.m. on Thursday, December 12, 1996, for the following purpose:

      Proposal To approve the adoption of the Company's Amended 1996 Stock Option Plan, pursuant to which 1,000,000 shares of common stock are reserved for issuance;

and to transact such other business as may properly come before the meeting or any adjournments thereof.

      The close of business on November 7, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE MEETING, AND IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                            By Order of the Board of Directors,


                                            /s/ Mark C. Hahn
                                            ----------------
                                            Mark C. Hahn
                                            Secretary


Dated: November 12, 1996

                                 VIDEONICS, INC.
                                 1370 Dell Ave.
                           Campbell, California 95008
                                 PROXY STATEMENT

                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Videonics, Inc. (the "Company") for use at a Special Meeting of Shareholders to be held on December 12, 1996, or at any adjournments thereof (the "Special Meeting"), for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's shareholders on or about November 12, 1996.

      At the close of business on November 7, 1996, the record date fixed by the Board of Directors of the Company for determining those shareholders entitled to vote at the Special Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 5,664,505 shares of Common Stock. Each shareholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the shareholders.

      A form of proxy is enclosed for use at the Special Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder present at the Special Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Special Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted in favor of all proposals stated in the Notice of Meeting and described in this Proxy Statement.

                                    PROPOSAL

            APPROVE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN


      In February 1996, in order to attract and retain personnel who possess a high degree of competence, experience and motivation, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "1996 Option Plan"). A total of 500,000 shares of Common Stock has been reserved for issuance under the 1996 Option Plan. The Compensation Committee and the Board authorized the 1996 Option Plan because the Company's 1987 Stock Option Plan (the "1987 Option Plan") will terminate, in accordance with its terms, on January 1, 1997 and all shares currently reserved under the 1987 Option Plan will be granted in 1996. At the Annual Meeting of shareholders held on May 29, 1996, the shareholders approved the adoption of the 1996 Option Plan. On October 2, 1996, the Company's Board of Directors amended the 1996 Option Plan to increase the number of shares reserved for issuance under Section 4(a) from 500,000 to 1,000,000. This amendment is reflected in the Amended 1996 Stock Option Plan (the "Amended 1996 Option Plan"). No additional amendments or modifications to the 1996 Option Plan are proposed for shareholder approval. The Company's Board of Directors recommends a vote in favor of the increase in the number of authorized shares for two reasons. First, since the 1996 Option Plan was proposed, the Company has expanded its business through the acquisition of the assets and personnel of KUB Systems. Second, the Company continues to strengthen its engineering management team and development staff. In the presently strong competitive environment for skilled engineering personnel, the Company needs equity incentives represented by these additional options to attract such personnel. The affirmative vote of a majority of the shares present, in person or by proxy, at the Special Meeting is required to approve the Amended 1996 Option Plan.

      MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL


Description of Amended 1996 Option Plan

      Amended 1996 Option Plan. Under the Amended 1996 Option Plan, there are 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options granted to key employees and Directors of and consultants to the Company. The Amended 1996 Option Plan provides for the grant of both incentive stock options, intended to qualify as such under Section 422 of the Code, and nonstatutory stock options. The Amended 1996 Option Plan will terminate on February 11, 2006, unless sooner terminated by the Board of Directors.

      The Amended 1996 Option Plan is administered by the Board of Directors, unless the Board delegates administration to a committee of disinterested directors. Subject to the limitations set forth in the Amended 1996 Option Plan, the Board has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to establish vesting schedules, to determine whether an option is to be an incentive stock option or a nonstatutory stock option and to specify other terms of the options. The maximum term of options granted under the Amended 1996 Option Plan is ten years in the case of incentive stock options and ten years and two days in the case of nonstatutory stock options. Options granted under the Amended 1996 Option Plan generally are nontransferable and expire three months after the termination of an optionee's employment, directorship or consulting relationship with the Company. In general, if an optionee is permanently disabled or dies during his or her employment by or service to the Company, such person's vested options may be exercised up to one year following such disability or death.

      The Amended 1996 Option Plan will continue to provide that each non-employee director ("Outside Director"), who does not own more than 2 percent of the Company's Common Stock (taking into account the conversion of all options owned by such Outside Director), serving on the Company's Board of Directors on August 31st of each year will be granted nonstatutory stock options to purchase 4,500 shares of the Company's Common Stock. In addition, Outside Directors newly elected or appointed to the Company's Board of Directors, after February 11, 1996, will initially be granted options to purchase 6,000 shares of the Company's Common Stock and thereafter will be granted options to purchase 4,500 shares of the Company's Common Stock on August 31st for each year for so long as they serve as directors of the Company. The exercise price of all such options must equal the fair market value of the Company's Common Stock on the grant date and such grants shall become exercisable at a rate of 1/6 after the first full six months, and 1/6 every six months thereafter such that all such options will be vested three years after the grant date.

      The exercise price of nonstatutory stock options granted under the Amended 1996 Option Plan must equal at least 85% and the exercise price of incentive stock options must equal 100%, of the fair market value of the Common Stock on the date of grant. The exercise price of options granted to any person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 100% of the fair market value of such stock on the date of grant in the case of a nonstatutory stock option and 110% in the case of an incentive stock option. Additionally, in the case of an incentive stock option grant to such person, the term of these options cannot exceed five years. Shares covered by currently outstanding options under the Amended 1996 Option Plan typically become exercisable at a rate of 1/6 after the first full six months of employment, and 1/6 every six months thereafter for a total three year vesting period following the date of grant.

      Incentive Stock Options: There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. If an optionee holds stock acquired through the exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of an option, any gain or loss on disposition of such stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional capital gain, or any loss upon the disqualifying disposition, will be long or short term depending on whether the stock was held for more than one year.

      Nonstatutory Stock Options: There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to certain requirements, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


      The following table sets forth, as of October 7, 1996, certain information with respect to each person known by the Company to be a beneficial owner, as defined in Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") of more than 5% of the outstanding Common Stock of the Company.



                                                                                    Percentage of
                                                                                     Outstanding
Name and Address                               Number of Shares                        Common
of Beneficial Owner                           Beneficially Owned                        Stock
Carl E. Berg
10050    Drive
Cupertino, CA 95014                                1,051,605                             18%

Michael L. D'Addio
1370 Dell Avenue
Campbell, CA 95008<F1>                              903,862                              15%

Mark C. Hahn
1370 Dell Avenue
Campbell, CA 95008<F2>                              578,031                              10%

State of Wisconsin
  Investment Board
P.O. Box 7842
Madison, WI  53707                                  535,000                              9%


<F1>
     (1) Includes 6,000 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter held by Mr. D'Addio's spouse, a Company employee.

<F2>
     (2) Includes 6,000 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter held by Mr. Hahn's spouse, a Company employee.

                       SECURITY OWNERSHIP OF THE DIRECTORS
                    AND EXECUTIVE OFFICERS OF THE REGISTRANT

      The following table sets forth certain information, as of October 7, 1996 concerning each director and eac executive officer, including their beneficial ownership as defined in Rule 13d-3, of shares of Common Stock and beneficial ownership of Common Stock by all officers and directors as a group.

                                           Director/                                 Shares            Percent
                                            Officer                               Beneficially       Beneficially
Name                             Age         Since        Positions                  Owned               Owned

Carl E. Berg                     58        1988           Director                    1,051,605             18

Michael L. D'Addio(1)            52        1986           Chairman, CEO,                903,862             15
                                                          President, &
                                                          Director

Mark C. Hahn(2)                  47        1987           V.P., Chief                   578,031             10
                                                          Technical Officer,
                                                          Secretary & Director

N. William Jasper, Jr.(3)        47        1993           Director                       30,000              *

Jack M. Aiello(4)                46        1993           V.P. of Marketing              34,000              *

Jeffrey A. Burt(5)               43        1992           V.P. of Operations             43,000              *

James Francis(6)                 31        1992           E.V.P. of Sales and            49,668              *
                                                          Marketing

Thomas Herrmann(7)               31        1995           V.P. of International          10,334              *
                                                          Sales

Wojciech Majewski(8)             32        1995           V.P. of Business               16,668              *
                                                          Development

James A. McNeill(9)              51        1993           V.P. of Finance,               75,000              1
                                                          CFO & Assistant
                                                          Secretary

David O'Kelly(10)                42        1996           V.P. of Domestic                4,167              *
                                                          Sales

Stephen L. Peters(11)            42        1996           V.P. of Research and            9,334              *
                                                          Development

All executive officers
and directors as a Group (12 persons)(12)                                              2,805,669             49

* Represents less than 1%

     Jack M. Aiello has served as Vice President of Marketing of the Company since February 1993. From March 1982 to January 1993 Mr. Aiello held various marketing and sales operations positions with GRiD Systems, a division of Tandy Corporation. Mr. Aiello holds B.A. degrees in Mathematics and Computer Science from the University of California at Santa Cruz, and M.S. and E.E. degrees in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

     Jeffrey A. Burt has served as Vice President of Operations of the Company since April 1992. From August 1991 to March 1992, Mr. Burt served the Company as its Materials Manager. Prior to that time, from October 1990 until July 1991, Mr. Burt acted as a consultant to the Company in the area of materials management. From May 1989 to October 1990, Mr. Burt served as the Director of Manufacturing of On Command Video. Mr. Burt holds a B.A. degree in Economics from the University of Wisconsin at Whitewater.

     James Francis has served as Executive Vice President of Sales and Marketing since September 1995. From March 1992 to August 1995, Mr. Francis served the Company as its Vice President of International Sales. From May 1990 to March 1992, Mr. Francis served the Company as its Manager of Far East Marketing. Prior to joining the Company in 1990 Mr. Francis worked as a computer programmer with IBM Corporation. Mr. Francis holds a B.S. degree in Electrical Engineering and Japanese from Brigham Young University.

     Thomas Herrmann has served as Vice President of International Sales since September 1995. Previously, he served as an international sales engineer for the European region. Prior to joining Videonics, Mr. Herrmann served as international sales coordinator for Basic Measuring Instruments. He holds a B.S. degree from California State Polytechnic University.

     Wojciech Majewski has served as Vice President of Business Development since September 1995. He joined Videonics in 1992 as an international sales engineer, and most recently served as director of European sales. Previously, Mr. Majewski served as a software programmer at a number of companies, including Super Mac Technology and Digital F/X in Calif. He holds a B.S. degree in computer sciences from the Technical University in Ilmenau, Germany. Mr. Majewski is fluent in seven languages; English, Spanish, German, French, Russian, Polish and Czech.

     James A. McNeill has served the Company as its Vice President of Finance and Chief Financial Officer since November 1993. Mr. McNeill has served as Assistant Secretary since October 1994. From 1991 until joining the Company, Mr. McNeill served as Vice President, Finance of JHK & Associates, Inc., a professional services firm. From 1978 to 1991, he served successively as Vice President of Finance and President of U.S. Controls Holding, Inc. and its subsidiaries, Reactor Controls, Inc. and Project Integration, Inc. Mr. McNeill holds a B.S. degree in Accounting from Pennsylvania State University and is a C.P.A. under the laws of California.

     David O'Kelly has served as Vice President of Domestic Sales of the Company since May 1996. Previously he was President of Imageland Inc., a firm that represented Videonics in the Canadian market from 1994 to 1996. Prior to that he served as senior manager for Canon Canada, responsible for their consumer and industrial video division.

      Stephen L. Peters has served the Company as its Vice President of Research and Development since February 1996. From 1994 to February 1996, Mr. Peters acted as a consultant in the areas of international business planning and product development. From 1976 to 1980 and from 1983 to 1994, he served as a Division Manager, R&D Manager, R&D Section Manager, Project Manager, and development engineer at Hewlett-Packard. From 1980 to 1983 he served as Project Manager and senior engineer at Advanced Technology Labs. Mr. Peters holds B.S. degrees from Oregon State University in Engineering Physics and Pre-medicine.

-------------

     (1) Includes 6,000 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter held by Mr. D'Addio's spouse, a Company employee.

     (2) Includes 6,000 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter held by Mr. Hahn's spouse, a Company employee.

     (3) Includes 30,000 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (4) Includes 34,000 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (5) Includes 43,000 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (6) Includes 49,668 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (7) Includes 10,334 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (8) Includes 16,668 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (9) Includes 7,500 shares of outstanding common stock acquired under a stock purchase agreement that are subject to repurchase and 5,000 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (10) Includes 4,167 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (11) Includes 8,334 shares subject to stock options exercisable as of October 7, 1996 or within 60 days thereafter.

     (12) Includes an aggregate of 213,171 shares included pursuant to notes (1) - (11).

                                  OTHER MATTERS

Expenses of Solicitation

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and telegraph. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Financial and Other Information

      All financial information is incorporated by reference to the information contained in the Financial Statements included in the Company's Annual Report to security holders.

Shareholder Proposals

      Proposals of shareholders that are intended to be presented at the Company's 1997 Annual Meeting of shareholders must be received by the Company no later than December 15, 1996, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

Discretionary Authority

      The Special Meeting is called for the specific purposes set forth in the Notice of Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Special Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Special Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Special Meeting other than those specified above, the proxy holders will be entitled to exercise discretionary authority.


                                             By Order of the Board of Directors,


                                             /s/ Mark C. Hahn
                                             ----------------
                                             Mark C. Hahn
                                             Secretary


Dated:          November 12, 1996
                Campbell, California

                                   APPENDIX A



                                 VIDEONICS, INC.

                         AMENDED 1996 STOCK OPTION PLAN

                          Adopted on February 12, 1996
                           Amended on October 2, 1996

1. PURPOSE.

          (a) The purpose of this Amended Stock Option Plan (the "Plan") is to provide a means whereby selected eligible employees of VIDEONICS, INC., a California corporation (the "Company") may be given an opportunity to purchase common stock of the Company (the "Common Stock"). The Internal Revenue Code of 1986, is referred to herein as the "Code."

          (b) The Company, by means of the Plan, seeks to retain the services of its current key employees, and to secure and retain the services of new key employees, corporate directors and consultants necessary for the continued improvement of operations.

2. STOCK OPTIONS.

          (a) Stock options granted pursuant to the Plan may, at the discretion of the Board of Directors of the Company, be granted either as an Incentive Stock Option ("ISO") or as a Nonstatutory Stock Option ("NSO"). An ISO shall mean an option described in Section 422 of the Code. An NSO shall mean any option not meeting the requirements of Section 422 of the Code. An option designated as an NSO will not be treated as an ISO.

          (b) Subject to the limitations of Section 3, below, each non-employee director ("Outside Director") serving on the Board as of August 31st of each year and who does not own more than two percent (2%) of the Company's common stock (taking into account the conversion of all options owned by such Outside Director) will be granted nonstatutory stock options to purchase four thousand five hundred (4,500) shares of the Company's common stock, for so long as they serve as directors of the Company. In addition, each Outside Director newly elected or appointed to the Board after February 11, 1996 will initially be granted options to purchase six thousand (6,000) shares of the Company's common stock and thereafter will be granted options to purchase four thousand five hundred (4,500) shares of the Company's common stock on August 31st of each year for so long as they serve as directors of the Company. The exercise price of all such options must equal the fair market value of the Company's common stock on the grant date and such grants shall become exercisable at a rate of 1/6 every six
     (6) months such that all such options will be vested three (3) years after the grant date.


3. ADMINISTRATION.

          (a) The Board of Directors (the "Board"), whose authority shall be plenary, shall administer the Plan, unless and until such time as the Board delegates administration of the Plan pursuant to subsection 3(c).

          (b) The Board, whose determinations shall be conclusive, shall have the power, subject to and within the limits of the express provisions of the Plan:

                   (i) To grant options pursuant to the Plan.

                   (ii) To determine from time to time which of the eligible persons shallbe granted options under the Plan, the number of shares for which each option shall be granted, the term of each granted option and the time or times during the term of each option within which all or portions of each option may be exercised (which at the Board's discretion may be accelerated).

                   (iii) To construe and interpret the Plan and options granted under it and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                   (iv) To grant options in exchange for cancellation of options granted earlier at different exercise prices; provided, however, that nothing contained herein shall empower the Board to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of subsection 4(b), below, or Section 422 of the Code.

                    (v) To prescribe the terms and provisions of each option granted (which need not be identical) and the form of written instrument that shall constitute the option agreement.

                    (vi)  To amend the Plan as provided in Section 10, below.

                    (vii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

                    (viii) To take appropriate action to cause any option granted hereunder to cease to be an ISO; provided, however, no such action may be taken by the Board without the written consent of the affected optionee.

          (c) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under subsection 3(b) above) to an existing committee acting under the authority of the Board, consisting of not less than two (2) members of the Board, each of whom shall not at any time within one (1) year prior to his or her service as an administrator of the Plan have received a grant or award of equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates. The Board shall have complete discretion to determine the composition structure, form, term and operation of any committee established to administer the Plan. The Board at any time may revest in the Board the administration of the Plan.

4. SHARES SUBJECT TO PLAN AND TO OPTION.

          (a) Subject to the provisions of Section 9, below (relating to adjustments upon changes in stock), the stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate One Million (1,000,000) shares of the Company's authorized Common Stock and may be unissued shares, reacquired shares, or shares bought on the market for the purpose of issuance under the Plan. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purpose of the Plan.

          (b) If the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year exceeds the amount provided in Section 422(d) of the Code, such options representing stock in excess of the Section 422(d) annual limitation shall be deemed to be a grant of an NSO to the extent of such excess.

5. ELIGIBILITY.

          (a) Incentive Stock Options may be granted only to full or part-time employees of the Company. The price to be paid for each share of common stock upon the exercise of an option shall be determined by the Administrator at the time the option is granted, but shall in no event be less than eighty-five percent (85%) in the case of a nonstatutory stock option, and one hundred percent (100%) in the case of an incentive stock option, of the fair market value of a share of Common Stock on the date the option is granted.

          (b) No option shall be granted to any individual who, at the time such option would be granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company, unless the exercise price is, in the case of a nonstatutory stock option, not less than one hundred percent (100%) and, in the case of an incentive stock option, not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the option is granted, and in the case of an incentive stock option the period within which the option may be exercised does not exceed five (5) years from the date the option is granted.

          (c) Directors of the Company who are not also employees of the Company shall not be eligible for ISO, but are eligible for NSO. Independent contractors shall only be eligible for NSO. Any employee may hold more than one (1) option at any time.

6. TERMS OF OPTIONS.

     Options granted pursuant to the Plan need not be identical, but each option shall be granted within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders, whichever is earlier, shall specify the number of shares to which it pertains and shall be subject to the following terms and conditions:

          (a) The purchase price under each option shall not be less than eighty-five percent (85%), in the case of an NSO, or one hundred percent (100%), in the case of an ISO, of the fair market value of the stock subject thereto on the last trading day prior to the date the option is granted (if the Stock is publicly traded, its closing sales price on NASDAQ, the over-the-counter market or on an exchange), as such value is determined in good faith by the Board of Directors, by taking into consideration (with respect to stock which is not publicly traded) the Company's net worth, prospective earning power and dividend-paying capacity, and other relevant factors.

          Some of the "other relevant factors" are the goodwill of the business; the economic outlook in the particular industry; the Company's position in the industry and its management; the degree of control of the business represented by the block of stock to be valued; and the values of securities of corporations engaged in the same or similar lines of business which are listed on a stock exchange. In addition to the relevant factors described above, consideration shall also be given to nonoperating assets including proceeds of life insurance policies payable to or for the benefit of the Company, to the extent such nonoperating assets have not been taken into account in the determination of net worth prospective earning power and dividend-earning capacity.

          (b) Except as otherwise set forth in Section 5, above, the term of any ISO shall not be greater than ten (10) years from the date it was granted, and the term of any NSO shall not be greater than ten (10) years and two
     (2) days from the date it was granted.

          (c) An option by its terms, shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable, during the lifetime of the option holder, only by the individual to whom the option is granted.

          (d) Each option shall become exercisable on an annual basis as to not less than twenty percent (20%) of the total number of shares subject thereto.

          (e) Upon the termination of a participant's employment, his rights to exercise an option then held by him shall be only as follows:

                    (i)  If  a   participant's   employment,   directorship   or
          consulting relationship is terminated by death or disability, he or his estate, as the case may be, shall have the right for a period of not less than one (1) year following the date of death or disability, or for such longer period as the Board may fix, to exercise the option to the extent the participant was entitled to exercise such option on the date of his death or disability, or to the extent otherwise specified by the Board, which may so specify, at a time that is subsequent to the date of his death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option. A participant's estate shall mean his legal representative or any person who acquires the right to exercise an option by reason of the participant's death or disability.

                   (ii)  If  a   participant's   employment,   directorship   or
          consulting relationship is terminated for any reason other than "death or disability," he may, for a period of at least three
          (3) months following such termination (but in no event later than that date upon which the option expires by reason of the lapse of time), or within such longer period as the Board may fix, exercise the option to the extent such option was exercisable by the participant on the date of such termination, or to the extent otherwise specified by the Board, which may so specify at a time that is subsequent to the date of such termination, provided the date of exercise is in no event after the expiration of the term of the option.

          (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any participant any right to continue as an employee or director of, or consultant to, the Company (or affiliate) nor limit in any way the right of the Company (or affiliate) to terminate his employment or other relationship with the Company at any time.

          (g) Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding options or replaces them with substitute options having substantially similar terms and conditions.


7. PAYMENTS AND LOANS UPON EXERCISE.

          (a) The purchase price of stock sold pursuant to an option shall be paid in full either in cash or by certified check at the time the option is exercised or pursuant to any deferred payment arrangement that the Board in its discretion may approve; provided, however, that any interest to be paid by an optionee in connection with any such deferred payment arrangement shall be charged at the applicable federal rate as defined in Section 1274(d) of the Code.

          (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

          (c) In addition, if and to the extent authorized by the Board, optionees may make all or any portion of any payment due to the Company upon exercise of an option by delivery of any property (including securities of the Company) other than cash, so long as such property constitutes valid consideration for the stock under applicable law.

          (d) Where the Company has or will have a legal obligation to withhold taxes relating to the exercise of any stock option, such option may not be exercised, in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.

8. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

9. ADJUSTMENTS OF AND CHANGES IN THE STOCK.

     Subject to the rights of the Company set forth in Section 6 above, in the event that the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Company shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 9. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

10. AMENDMENT OF THE PLAN.

     The Board may not amend the Plan more than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in Section 9 (relating to adjustments upon changes in stock), no amendment shall be effective, unless approved, within twelve (12) months before or after the date of such amendment's adoption, by the vote or written consent of a majority of the outstanding shares of the Company entitled to vote, where such amendment will:

          (a) Increase the number of shares reserved for options under the Plan;
          (b)   Materially   increase   the   benefits   accruing   to
     participants under the Plan; or

          (c) Materially modify the requirements of Section 5 as to eligibility for participation in the Plan.

     It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the plan or options granted under it into compliance therewith.

     Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent, which may be obtained in any manner deemed by the Board to be appropriate, of the person to whom the option was granted.

11. TERMINATION OR SUSPENSION OF THE PLAN.

     The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. An option may not be granted under the Plan while the Plan is suspended or after it is terminated.

     Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted, which may be obtained in any manner that the Board deems appropriate.

12. LISTING, QUALIFICATION OR APPROVAL OF STOCK;  APPROVAL OF OPTIONS.

     All options granted under the Plan are subject to the requirement that if at any time the Board shall determine in its discretion that the listing or qualification of the shares of stock subject thereto on any securities exchange or under any applicable law, or the consent or approval by any governmental regulatory body or the shareholders of the Company, is necessary or desirable as a condition of or in connection with the issuance of shares under the option, the option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

13. BINDING EFFECT OF CONDITIONS.

     The conditions and stipulations hereinabove contained or in any option granted pursuant to the Plan shall be and constitute a covenant running with all of the shares of the Company owned by the participant at any time, directly or indirectly whether the same have been issued or not, and those shares of the Company owned by the participant shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the participant shall agree to use his best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignment or transfer made or attempted to be made, except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates for the stock represented thereby, except strictly in accordance with the provisions of this Plan.

14. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board but no options granted under it shall be exercisable until the Plan has been approved by the vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote.

15. MISCELLANEOUS.

     The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

16. FINANCIAL REPORTS.

     The Company shall provide financial and other information regarding the Company, on an annual or more frequent basis, to each individual holding an outstanding option under the Plan, as required pursuant to Section 260.140.46 of Title 10, California Code of Regulations.